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DECISIONONE HOLDINGS CORP.
FORM OF PROXY

Proxy Solicited on Behalf of the Board of Directors for the Special Meeting
of Stockholders held on              , 1997

The undersigned hereby appoint(s) Kenneth Draeger, Stephen J. Felice and Thomas M. Molchan, or any of them, each with full power of substitution, as proxies to vote all stock in DecisionOne Holdings Corp. that the undersigned would be entitled to vote on all matters that may come before the Special
Meeting of Stockholders on          , 1997 and any adjournments thereof.
Returned proxy forms will be voted: (1) as specified on the matter listed on the reverse side of this form; (2) in accordance with the Directors' recommendations when a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

Your shares will not be voted unless your signed Proxy Form is returned to DecisionOne Holdings Corp. or you otherwise vote at the meeting. You may revoke your proxy at any time prior to the time it is voted at the Special Meeting.

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                                                            [X]   PLEASE MARK
                                                                  YOUR VOTES AS
                                                                  INDICATED IN
                                                                  THIS EXAMPLE

DECISIONONE HOLDINGS CORP. MERGER PROPOSAL:

Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 4, 1997 among DecisionOne Holdings Corp. (the "Company") and Quaker Holding Co., a Delaware corporation ("MergerSub"), pursuant to which MergerSub will be merged with and into the Company (the "Merger"). If the Merger is consummated, each share of Company Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than shares of Company Common Stock for which appraisal rights have been exercised or shares held by the Company as treasury stock or owned by MergerSub, will be converted at the election of the holder thereof, subject to certain limitations, into (x) the right to receive $23.00 in cash or (y) the right to retain one share of Company Common Stock.

                                    FOR     AGAINST     ABSTAIN
                                    [  ]      [  ]         [  ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE DECISIONONE HOLDINGS CORP. MERGER PROPOSAL


Please sign as requested and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.

Dated:              , 1997 Signature:             Signature:
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PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE
PROVIDED.

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